Exhibit 99.2

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at the LD 500 Virtual Conference

Wednesday, September 2, 2020, at 10:40 a.m. ET

BOCA RATON, FL, September 1, 2020/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that chief executive officer, John Fieldly, will be presenting at the LD 500 Virtual Conference on Wednesday, September 2, 2020, at 10:40 a.m. ET / 7:40 a.m. PT.

The presentation will be webcast live, and you may register for the Company’s presentation through the link below. The slide presentation will be available on the Company’s website, http://www.celsiusholdingsinc.com following the presentation. For more information about the conference, please contact Hayden IR at cameron@haydenir.com.

To access the event, please follow the link below:

https://www.webcaster4.com/Webcast/Page/2019/36984

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® BCAA +Energy, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, please visit http://www.celsiusholdingsinc.com.

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com